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                                                                       Exhibit 5

                         AGREEMENT AND POWER OF ATTORNEY

         WHEREAS, the undersigned are beneficial owners, as determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, of certain shares of Class B Stock of Harcourt General, Inc. ("Class B Stock"), that are covered by the Smith-Lurie/Marks Family Stockholders' Agreement dated as of December 29, 1986, as amended (the "Stockholders' Agreement").

         WHEREAS, pursuant to the terms of the Stockholders' Agreement, certain individuals, trustees and corporations, including the undersigned (collectively the "Smith Family Group"), have agreed to act together for certain purposes, including acquiring, holding and disposing of Class B Stock.

         NOW THEREFORE, the undersigned agree that:

         1. A joint statement containing the information required by Schedule 13D shall be filed with the Securities and Exchange Commission on behalf of each of the members of the Smith Family Group.

         2. The undersigned hereby severally constitute and appoint Richard A. Smith and Mark D. Balk and each of them singly, as their true and lawful attorneys, with full power to them, and each of them, to sign for the undersigned the Schedule 13D relating to the shares of Class B Stock covered by the Stockholders' Agreement and any other shares required to be reported on such
Schedule 13D, and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission, hereby ratifying and confirming their signature as it may be signed by their said attorneys to said Schedule 13D and any and all amendments thereto.


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
SMITH MANAGEMENT COMPANY LLC                         MARIAN REALTY COMPANY LLC


By:  Smith Management Company Trust                  By:  Marian Realty Company Trust
     ------------------------------                       ---------------------------
     its sole Member                                      its sole Member


By:  /s/ Richard A. Smith                            By:  /s/ Richard A. Smith
     ------------------------------                       ---------------------------
     Richard A. Smith                                     Richard A. Smith
     Trustee of Smith Management                          Trustee of Marian Realty
     Company Trust                                        Company Trust


By:  /s/ Mark D. Balk                                By:  /s/ Nancy L. Marks
     ------------------------------                       ---------------------------
     Mark D. Balk                                         Nancy L. Marks
     Trustee of Smith Management                          Trustee of Marian Realty
     Company Trust                                        Company Trust


                                                     By:  /s/ Mark D. Balk
                                                          ---------------------------
                                                          Mark D. Balk
                                                          Trustee of Marian Realty
                                                          Company Trust
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